Exhibit 99.1
THE LUBRIZOL CORPORATION 2010 STOCK INCENTIVE PLAN
Section 1. Purpose.
     The purposes of The Lubrizol Corporation 2010 Stock Incentive Plan are to encourage selected employees of The Lubrizol Corporation and its Subsidiaries and Outside Directors of the Company to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders, and to enhance the ability of the Company and its Subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.
Section 2. Definitions.
     As used in the Plan, the following terms have the meanings set forth below:
     (a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Unit Award or Stock Award granted pursuant to the provisions of the Plan.
     (b) “Award Agreement” means a written document evidencing any Award granted hereunder, signed by the Company and the Participant, or signed by the Company and delivered to an Outside Director, as the case may be.
     (c) “Base Price” means the Grant Date price of a Share underlying a Stock Appreciation Right.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     (f) “Committee” means a committee of not less than three Outside Directors of the Board, each of whom must: (i) be a “non-employee director” within the meaning of Rule 16b-3(b)(i) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or statute, (ii) be an “outside director” within the meaning of Section 1.162-27(e)(3) promulgated by the Treasury Department under the Code, and (iii) meet the independence tests under Section 303A.02 of the New York Stock Exchange Listed Company Manual; provided, however, that with respect to Awards granted to non-Section 16 officers, “Committee” may mean the Chair of the Organization and Compensation Committee of the Board of Directors and at least one other member of the Organization and Compensation Committee.
     (g) “Company” means The Lubrizol Corporation.
     (h) “Employee” means any employee of the Company or of any Subsidiary.

THE LUBRIZOL CORPORATION 2010 STOCK INCENTIVE PLAN	Page 2
     (i) “Fair Market Value” means the closing price of a Share on the New York Stock Exchange on the Grant Date (in the case of a Grant), or any other relevant date; provided, however, if the Grant Date or any other relevant date is on a day when the New York Stock Exchange is closed, then Fair Market Value means the closing price of a Share on the New York Stock Exchange on the next following date when the New York Stock Exchange is open.
     (j) “Full-value Awards” means Awards that result in the Company transferring the full value of any underlying Share issued in the transaction. Full-value Awards will include all Restricted Stock, Restricted Stock Unit, Performance Share Unit and certain other stock based Awards.
     (k) “Grant Date” means the date on which the Board or Committee approves the grant of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Unit Award or Stock Award, and, with respect to a Restricted Stock Unit Award granted to an Outside Director, the date specified pursuant to Section 11 on which such Award is granted.
     (l) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422A of the Code or any successor provision thereto.
     (m) “Non-Statutory Stock Option” means an Option that is not intended to be an Incentive Stock Option.
     (n) “Option” means an option to purchase Shares granted hereunder.
     (o) “Option Price” means the purchase price of each Share under an Option.
     (p) “Outside Director” means a member of the Board who is not an employee of the Company or of any Subsidiary.
     (q) “Participant” means an Employee who is selected by the Committee to receive an Award under the Plan.
     (r) “Performance Share Unit Award” means an award of Share units based on target performance measures under Section 10 hereof.
     (s) “Plan” means The Lubrizol Corporation 2010 Stock Incentive Plan.
     (t) “Restricted Stock Award” means an award of restricted Shares under Section 8 hereof.
     (u) “Restricted Stock Unit Award” means an award of restricted Share units under Section 11 hereof.
     (v) “Restriction Period” means the period of time specified in an Award Agreement during which the following conditions remain in effect: (i) certain restrictions on the sale or other disposition of Shares awarded under the Plan, (ii) subject to the terms of the

THE LUBRIZOL CORPORATION 2010 STOCK INCENTIVE PLAN	Page 3
applicable Award Agreement, the continued employment of the Participant, and (iii) other conditions set forth in the applicable Award Agreement.
     (w) “Shareholders’ Meeting” means the annual meeting of shareholders of the Company in each calendar year.
     (x) “Shares” means common shares without par value of the Company.
     (y) “Stock Appreciation Right” means the right to receive a payment in cash or in Shares, or in any combination thereof, from the Company equal to the excess of the Fair Market Value of a stated number of Shares at the exercise date over the Base Price for such Shares.
     (z) “Stock Award” means the grant of Shares under the Plan.
     (aa) “Subsidiary” means a corporation which is at least 50% owned, directly or indirectly, by the Company.
     (bb) “Voting Stock” means the then-outstanding securities entitled to vote generally in the election of directors of the Company.
Section 3. Administration.
     The Plan is administered by the Committee. Members of the Committee are appointed by and serve at the pleasure of the Board, and may resign by written notice filed with the Chairman of the Board or the Secretary of the Company. A vacancy on the Committee will be filled by the appointment of a successor member by the Board. Subject to the express provisions of this Plan, the Committee has (i) conclusive authority to: (A) select Employees to be Participants for Awards, (B) determine the type and number of Awards to be granted, (C) construe and interpret the Plan, any Award granted hereunder and any Award Agreement entered into hereunder and (D) establish, amend and rescind rules and regulations for the administration of this Plan, and (ii) any additional authority as the Board may from time to time determine to be necessary or desirable.
Section 4. Shares Subject to the Plan.
     (a) Subject to adjustment as provided in the Plan, the maximum number of shares as to which Awards may be granted under this Plan is 3,000,000 Shares, of which no more than 1,500,000 Shares can be settled as Full-value Awards; provided, however, that no more than 500,000 Shares will be available for grant to any Participant or Outside Director during a calendar year. In addition to the stated maximums described above, this Plan provides the Committee with the flexibility to convert the Shares reserved solely for Options into Full-value Awards (e.g., Restricted Stock, Restricted Stock Units, Performance Share Units, etc.). Specifically:
     (i) For every Option or Stock Appreciation Right granted, the number of Shares available for grant shall be reduced by one Share for every one Share granted; provided, however, that any Stock Appreciation Right that may be settled only in cash shall not reduce the number of Shares available for grant;

THE LUBRIZOL CORPORATION 2010 STOCK INCENTIVE PLAN	Page 4
     (ii) For each of the first 1,500,000 Shares granted as Full-value Awards, the number of Shares available for grant shall be reduced by one Share for every one Share granted;
     (iii) For any Full-value Awards granted in excess of the 1,500,000 Share limit, the number of Shares available for grant shall be reduced by three Shares for every one Share granted.
For example, if we issue 1,500,000 Shares as Restricted Stock prior to exhausting our pool of shares for Options, the Committee has the flexibility to convert a portion of the remaining Options into other Full-value Awards, but it must be consistent with the 3-to1 ratio described above.
          The Company believes this provision provides for the maximum equity plan design flexibility while continuing to protect the long-term interests of shareholders.
     (b) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares. Shares: (i) used to pay the Option Price of an Option or the Base Price of a Stock Appreciation Right; or (ii) withheld from issuance to pay withholding taxes on Options or Stock Appreciation Rights settled in Shares, to the extent of any such consideration or withholding, will not again be available for issuance under the Plan. Shares that only can be settled in cash will not reduce the number of Shares available for issuance under the Plan. Shares: (i) subject to any Award that is forfeited; or (ii) subject to any Award that otherwise terminates without issuance of the Shares will be added to the reserve and will again be available for issuance under the Plan.
     (c) The number of Shares that remain available for issuance pursuant to this Plan, the number of Shares subject to outstanding Awards and the individual and Full-value Award limits imposed by the Plan, as well as the Option Price per Share of any outstanding Options and the Base Price per Share of any outstanding Stock Appreciation Rights, at the time of any change in the Company’s capitalization, including stock splits, stock dividends, mergers, reorganizations, consolidations, recapitalizations or other changes in corporate structure, will be adjusted in the manner the Committee deems equitable; provided, however, that the number of Shares will always be a whole number.
     (d) Shares underlying Awards assumed by the Company in a merger will not reduce the Share reserve specified in Section 4(a).
Section 5. Eligibility.
     Any Employee is eligible to be selected as a Participant, and any Outside Director is eligible to participate in the Plan.
Section 6. Stock Options.

THE LUBRIZOL CORPORATION 2010 STOCK INCENTIVE PLAN	Page 5
     Non-Statutory Stock Options and Incentive Stock Options may be granted hereunder to Participants either separately or in conjunction with other Awards granted under the Plan. Any Option granted to a Participant under the Plan will be evidenced by an Award Agreement in the form as the Committee may from time to time approve. Any Option will be subject to the following terms and conditions and to any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable.
     (a) Option Price. The purchase price per Share under an Option will be fixed by the Committee in its sole discretion; provided that the purchase price will not be less than one hundred percent (100%) of the Fair Market Value of the Share on the Grant Date of the Option. Payment of the Option Price may be made in cash, Shares, or a combination of cash and Shares, as provided in the Award Agreement relating thereto.
     (b) Option Period. The term of each Option will be fixed by the Committee in its sole discretion; provided that no Non-Statutory Stock Option or Incentive Stock Option may be exercisable after the expiration of 10 years from the Grant Date.
     (c) Exercise of Option. Options may be exercisable to the extent of fifty percent (50%) of the Shares subject thereto after one year from the Grant Date, seventy-five percent (75%) of such Shares after two years from the Grant Date, and one hundred percent (100%) of such Shares after three years from the Grant Date, subject to any provisions respecting the exercisability of Options that may be contained in an Award Agreement.
     (d) Incentive Stock Options. The aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options held by any Participant that are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company, of any parent corporation, or Subsidiary) will not exceed $100,000 or, if different, the maximum limitation in effect at the Grant Date under Section 422A of the Code, or any successor provision, and any regulations promulgated thereunder; provided however, that any such Incentive Stock Option above the limitation automatically will be converted into a Non-Statutory Stock Option. The terms of any Incentive Stock Option will comply in all respects with the provisions of Section 422A of the Code, or any successor provision, and any regulations promulgated thereunder.
Section 7. Stock Appreciation Rights.
     (a) Stock Appreciation Rights may be granted hereunder to Participants either separately or in conjunction with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Any Stock Appreciation Right related to a Non-Statutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. Any Stock Appreciation Right related to an Option will be exercisable only to the extent the related Option is exercisable. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof terminates and is no longer exercisable upon the termination

THE LUBRIZOL CORPORATION 2010 STOCK INCENTIVE PLAN	Page 6
or exercise of the related Option. Similarly, upon exercise of a Stock Appreciation Right as to some or all of the Shares covered by a related Option, the related Option will be canceled automatically to the extent of the Stock Appreciation Rights exercised, and such Shares will not thereafter be eligible for grant under Section 4(a). The Committee may impose any conditions or restrictions on the exercise of any Stock Appreciation Right as it deems appropriate.
     (b) Any Stock Appreciation Right not granted in conjunction with another Award will be subject to the following terms and conditions and to any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable.
     (i) Base Price. The Base Price per Share under a Stock Appreciation Right will be fixed by the Committee in its sole discretion; provided that the Base Price will not be less than one hundred percent (100%) of the Fair Market Value of the Share on the Grant Date of the Stock Appreciation Right.
     (ii) Stock Appreciation Right Period. The term of each Stock Appreciation Right will be fixed by the Committee in its sole discretion; provided that no Stock Appreciation Right may be exercisable after the expiration of 10 years from the Grant Date.
     (iii) Exercise of Stock Appreciation Right. Each Stock Appreciation Right may be exercisable to the extent of fifty percent (50%) of the Rights subject thereto after one year from the Grant Date, seventy-five percent (75%) of such Rights after two years from the Grant Date, and one hundred percent (100%) of such Rights after three years from the Grant Date, subject to any provisions respecting the exercisability of Stock Appreciation Rights that may be contained in an Award Agreement.
Section 8. Restricted Stock Awards.
     (a) Issuance. Restricted Stock Awards may be issued hereunder to Participants, either separately or in conjunction with other Awards granted under the Plan. Each Award under this Section 8 will be evidenced by an Award document from the Company that will specify the vesting schedule, any rights of acceleration and such other terms and conditions as the Committee determines, which need not be the same with respect to each Participant; provided, however, that any performance-based Restricted Stock Award may not have a vesting period shorter than one year and any service-based Restricted Stock Award may not vest over a period shorter than three years.
     (b) Registration. Shares issued under this Section 8 may be issued in book entry form or be evidenced by issuance of a stock certificate or certificates registered in the name of the Participant bearing the following legend and any other legend required by, or deemed appropriate under, any federal or state securities laws:

THE LUBRIZOL CORPORATION 2010 STOCK INCENTIVE PLAN	Page 7
The sale or other transfer of the common shares represented by this certificate is subject to certain restrictions set forth in the Award document granted to ______(the registered owner) by The Lubrizol Corporation dated ______, under The Lubrizol Corporation 2010 Stock Incentive Plan. A copy of the Plan and Award document may be obtained from the Secretary of The Lubrizol Corporation.
Unless otherwise provided in the Award document from the Company, the certificates will be retained by the Company until the expiration of the Restriction Period. Upon the expiration of the Restriction Period, the Company will (i) have the legend removed from the certificates for the Shares to which a Participant is entitled in accordance with the Award document from the Company and (ii) release the Shares to the custody of the Participant.
     (c) Forfeiture. Except as otherwise determined by the Committee at the Grant Date, upon separation of service of the Participant for any reason during the Restriction Period, all Shares still subject to restriction will be forfeited by the Participant and retained by the Company; provided that in the event of a Participant’s retirement, permanent disability, death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to the Participant’s Shares. In such case, unrestricted Shares will be issued to the Participant at the time determined by the Committee.
     (d) Rights as Shareholders. At all times during the Restriction Period, Participants will be entitled to full voting rights with respect to all Shares awarded under this Section 8. The Committee in its discretion at the time of grant of the Restricted Stock Award, may determine to allow dividends with respect to the Shares to be paid to the Participant at the time dividends are paid on Shares, or to hold the dividends until the lapse of the applicable vesting schedule of the corresponding Restricted Stock.
Section 9. Stock Awards.
     Awards of Shares or other stock-based awards may be granted hereunder to Participants, either separately or in conjunction with other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee has the sole and complete authority to determine (i) the Employees to whom Awards will be granted, (ii) the time or times at which the Awards will be granted, (iii) the number of Shares to be granted pursuant to the Awards and (iv) all other conditions of the Awards. Conditions may include issuance of Shares at the time that the Award is granted or issuance of Shares at a time or times subsequent to the time the Award is granted, which subsequent times specifically may be established by the Committee and/or may be determined by reference to the satisfaction of one or more performance measures specified by the Committee. The provisions of Stock Awards need not be the same with respect to each Participant.

THE LUBRIZOL CORPORATION 2010 STOCK INCENTIVE PLAN	Page 8
Section 10. Performance Share Unit Awards.
     Performance Share Unit Awards may be granted hereunder to Participants, either separately or in conjunction with other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee has the sole and complete authority to determine (i) the Employees to whom Performance Share Unit Awards will be granted, (ii) the time or times at which Performance Share Unit Awards will be granted, (iii) the number of Performance Share Units to be granted pursuant to the Awards and (iv) all other conditions of the Awards. Any payment of Performance Share Unit Awards will be made in the number of Shares equal to the number of Performance Share Units payable under the Award, unless otherwise specifically stated in the Award document that it will be paid in cash. Performance Share Unit Awards and performance-based Restricted Stock Awards granted to any executive officer of the Company will have one or more of the following performance-based measures: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, earnings before income taxes and depreciation, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return and/or economic value added, of the Company or any of its subsidiaries, affiliates, segments, divisions or businesses for or within which the Participant is employed. Performance goals may be based on the achievement of specified levels of Company performance (or performance of an applicable subsidiary, affiliate, segment, division or business) under one or more of the measures described above relative to the performance of other corporations or comparable businesses.
Section 11. Outside Directors’ Restricted Stock Unit Awards.
     (a) On the close of business on the date of each Annual Meeting of Shareholders, each Outside Director automatically will be granted a number of Restricted Stock Units equal to an amount calculated by dividing $75,000 by the Fair Market Value of a Share on the Grant Date, which will be subject to the following terms and conditions and to any additional terms and conditions, not inconsistent with the provisions of the Plan, as are contained in the applicable Award Agreement. For Outside Directors who are appointed to the Board of Directors on a date other than an Annual Meeting of Shareholders, there automatically will be granted a number of Restricted Stock Units equal to an amount calculated by dividing $75,000 by 12 and multiplying the result by the number of remaining full months until the next Annual Meeting of Shareholders and then dividing that result by the Fair Market Value of a Share on the date the Outside Director is appointed to the Board of Directors.
     (b) Vesting. Restricted Stock Unit Awards granted pursuant to this Section 11 will vest upon the earliest to occur of the following dates:
(i)	the next Annual Meeting of Shareholders;

(ii)	separation from service under a retirement plan or policy of the Company;

(iii)	death while serving as a director; or

(iv)	Change in Control of the Company, as defined in Section 12(b).

THE LUBRIZOL CORPORATION 2010 STOCK INCENTIVE PLAN	Page 9
Section 12. Change in Control.
     (a) Notwithstanding any provision in this Plan to the contrary, in the event of an occurrence of a Change in Control of the Company (as defined in paragraph (b)), the portion of outstanding Performance Share Unit Awards and performance-based Restricted Stock Awards that may be paid to a Participant will be determined based on performance as of the date of the Change in Control, subject to the terms of the Award Agreement, and outstanding Options and Stock Appreciation Rights will become 100% exercisable, and any other outstanding Awards (other than Restricted Stock Unit Awards, Performance Share Unit Awards and performance-based Restricted Stock Awards) will become fully vested without any restrictions, upon the occurrence of one or more of the following events (regardless of whether any other reason, other than Cause (as defined below), for such separation from service exists or has occurred, including without limitation other employment):
     (i) Any separation from service of the Participant by the Company within three years following the Change in Control of the Company, which separation from service is for any reason other than for Cause, or is as a result of the death of the Participant, or is by reason of the Participant’s disability and the actual receipt of disability benefits pursuant to the long-term disability plan in effect for Employees immediately prior to the Change in Control of the Company; or
     (ii) Separation from service by the Participant of his employment with the Company and any Subsidiary within three years after the Change in Control of the Company upon the occurrence of any of the following events:
     (A) Failure to elect or reelect or otherwise to maintain the Participant in the office or the position, or a substantially equivalent office or position, of or with the Company and/or a Subsidiary, as the case may be, which the Participant held immediately prior to a Change in Control of the Company;
     (B) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company and any Subsidiary that the Participant held immediately prior to the Change in Control of the Company, a reduction in the aggregate of the Participant’s base and incentive pay opportunities, any of which is not remedied within 10 calendar days after receipt by the Company of written notice from the Participant of the change or reduction, as the case may be;
     (C) A determination by the Participant made in good faith that as a result of a Change in Control of the Company and a change in circumstances thereafter significantly affecting his position, including without limitation a change in the scope of the business or other activities for which he was responsible immediately prior to a Change in Control of the Company, he has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Participant immediately prior to the Change in Control of the Company, which situation is not remedied within 10 calendar days after written notice to the Company from the Participant of such determination;

THE LUBRIZOL CORPORATION 2010 STOCK INCENTIVE PLAN	Page 10
     (D) The liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or a significant portion of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization or otherwise) to which all or a significant portion of its business and/or assets have been transferred (directly or by operation of law) assumes all the duties and obligations of the Company under this Agreement; or
     (E) The Company relocates its principal executive offices, or requires the Participant to have his principal location of work changed, to any location which is in excess of 25 miles from the location thereof immediately prior to the Change in Control of the Company or to travel away from his office in the course of discharging his responsibilities or duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of him prior to the Change in Control of the Company without, in either case, his prior written consent.
     (b) For purposes of this Plan, a “Change in Control of the Company” means the occurrence of any of the following events:
     (i) The date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company.
     (ii) The date any person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company.
     (iii) The date a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election.
     (iv) The date that any person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before the acquisition or acquisitions.
For purposes of this Section 12(b) of the Plan, the terms “person” and “group” have the same meaning as provided in Section 13(d)(3) or 14(d)(2) of the Exchange Act.
     (c) For purposes of this Section 12 of the Plan, “Cause” means that, prior to any separation from service pursuant to Section 12(a) hereof, the Participant committed:

THE LUBRIZOL CORPORATION 2010 STOCK INCENTIVE PLAN	Page 11
     (i) an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company and/or any Subsidiary;
     (ii) intentional wrongful damage to property of the Company and/or any Subsidiary;
     (iii) intentional wrongful disclosure of secret processes or confidential information of the Company and/or any Subsidiary; or
     (iv) intentional wrongful engagement in any Competitive Activity (as defined below);
and any such act materially is harmful to the Company. For purposes of this Agreement, no act, or failure to act, on the part of the Participant will be deemed “intentional” if it was due primarily to an error in judgment or negligence, but will be deemed “intentional” only if done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Participant will not be deemed to have been separated from service for “Cause” hereunder unless and until there is delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Board then in office at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Participant had committed an act set forth above in this Section 12(c) and specifying the particulars thereof in detail. Nothing herein will limit the right of the Participant or his beneficiaries to contest the validity or propriety of any such determination.
     (d) For purposes of this Section 12 of the Plan, the term “Competitive Activity” means the Participant’s participation, without the written consent of an officer of the Company, in the management of any business enterprise if such enterprise engages in substantial and direct competition with the Company and such enterprise’s sales of any product or service competitive with any product or service of the Company amounted to 25% of such enterprise’s net sales for its most recently completed fiscal year and if the Company’s net sales of said product or service amounted to 25% of the Company’s net sales for its most recently completed fiscal year. “Competitive Activity” does not include (i) the mere ownership of securities in any such enterprise and exercise of rights appurtenant thereto or (ii) participation in management of any such enterprise other than in connection with the competitive operations of such enterprise.
Section 13. Amendments and Termination.
     The Board may, at any time, amend, alter or terminate the Plan, but no amendment, alteration, or termination may be made that would impair the rights of an Outside Director or Participant under an Award previously granted, without the Outside Director’s or Participant’s consent, or that without the approval of the shareholders would:
     (a) result in the repricing or exchange of outstanding Options or Stock Appreciation Rights;
     (b) except as is provided in Sections 4(c) of the Plan, increase the total number of Shares which may be issued under the Plan;

THE LUBRIZOL CORPORATION 2010 STOCK INCENTIVE PLAN	Page 12
     (c) materially increase the benefits accruing to Participants or Outside Directors under the Plan.
     The Committee may amend the terms of any Award heretofore granted, prospectively or retroactively, but no such amendment may impair the rights of any Participant or Outside Director without his consent.
Section 14. Claw-back and Forfeiture Policy
     The Committee may cause to be forfeited any outstanding Award and may seek to recoup any economic gains from any Participant who engages in conduct that was not in good faith and that disrupts, damages, impairs or interferes with the business, reputation or employees of the Company or its Subsidiaries, including but not limited to, conduct that leads to a restatement of the Company’s financial statements.
Section 15. General Provisions.
     (a) No Option or other Award may be assignable or transferable by a Participant or an Outside Director otherwise than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights may be exercised during the Participant’s lifetime only by the Participant, or, if permissible under applicable law, by the guardian or legal representative of the Participant.
     (b) The term of each Award will be for a period of months or years from its Grant Date as may be determined by the Committee or as set forth in the Plan.
     (c) No Employee may have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.
     (d) The prospective recipient of any Award under the Plan will not, with respect to the Award, be deemed to have become a Participant, or to have any rights with respect to the Award, until and unless the recipient complies with the then applicable terms and conditions.
     (e) All certificates for Shares delivered under the Plan pursuant to any Award will be subject to any stock-transfer orders and other restrictions as the Committee deems advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (f) Except as otherwise required in any applicable Award document or by the terms of the Plan, Participants will not be required, under the Plan, to make any payment other than the rendering of services.

THE LUBRIZOL CORPORATION 2010 STOCK INCENTIVE PLAN	Page 13
     (g) The Company is authorized to withhold from any payment under the Plan, whether the payment is in Shares or cash, withholding taxes due in respect of the payment hereunder, but in no event more than the statutory minimum for tax withholding, to the extent required to avoid adverse accounting treatment, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
     (h) Nothing contained in this Plan prevents the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
     (i) Nothing in the Plan interferes with or limits in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor does the Plan confer upon any Participant any right to continued employment with the Company or any Subsidiary.
     (j) Awards granted under this Plan are intended to comply with Section 409A of the Code, or an exemption thereto.
Section 16. Effective Date of the Plan.
     The Plan will be effective upon adoption of the Plan by the Board of the Company. The Plan will be submitted to the shareholders of the Company for approval within one year after its adoption by the Board, and if the Plan is not approved by the shareholders, the Plan will be void and of no effect. Any Awards granted under the Plan prior to the date the Plan is submitted for approval by the shareholders will be void if the shareholders do not approve the Plan.
Section 17. Expiration of the Plan.
     Awards may be granted under this Plan at any time prior to April 1, 2015, on which date the Plan will expire but without affecting any outstanding awards.

THE LUBRIZOL CORPORATION 2010 STOCK INCENTIVE PLAN	Page 14
THE LUBRIZOL CORPORATION
2010 STOCK INCENTIVE PLAN
OUTSIDE DIRECTOR
RESTRICTED STOCK UNIT AWARD
THIS RESTRICTED STOCK UNIT AWARD, dated this                      day of                                         , 2                     , (the “Grant Date”) by The Lubrizol Corporation (the “Company”) to                                                             , a member of the Board of Directors of the Company who is not an Employee of the Company or a Subsidiary (as defined in the Plan).
The following terms and provisions apply to this Restricted Stock Unit Award:
1. This Award grants to you, under the provisions of the Company’s 2010 Stock Incentive Plan, as amended (the “Plan”), the number of Stock Units (“Units”) equal to the amount set forth in Section 2, subject to the restrictions, terms and conditions as hereinafter set forth.
2. The aggregate number of Units granted under this Award is                     .
3. (a) The Restriction Period is the period beginning on the Grant Date and ending on the Annual Meeting of Shareholders next following the Grant Date.
     (b) If you separate from service as a director of the Company for any reason prior to the end of the Restriction Period, you will forfeit to the Company all Units for which the Restriction Period has not expired, provided that in cases of special circumstances, the Committee (as defined in the Plan) may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, determine that the Restriction Period for any or all of the Units is deemed to have expired and Share certificates will be issued in accordance with Section 5.
4. Notwithstanding the provisions of Section 3, the Restriction Period will end upon: (a) your separation from service in accordance with any retirement plan or policy of the Company then in effect; (b) your death; or (c) the occurrence of any Change of Control (as defined in Section 12 of the Plan) of the Company.
5. Within 60 days after the end of the Restriction Period, a Share certificate(s) will be issued to you in an amount equal to the number of Units subject to the Restriction Period.
6. The number of Units subject to this Award outstanding at the time of any change in the Company’s capitalization, including stock splits, stock dividends, mergers, reorganizations, consolidations, recapitalizations or other changes in corporate structure, will be adjusted in the manner the Committee deems equitable; provided, however, that the number of Shares will always be a whole number.
7. The Restriction Period will not expire if the lapse of restrictions would violate:
(a	any applicable state securities law;

THE LUBRIZOL CORPORATION 2010 STOCK INCENTIVE PLAN	Page 15
(b)	any applicable registration or other requirements under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, or the listing requirements of any stock exchange; or

(c)	any similar legal requirement of any governmental authority regulating the issuance of shares by the Company.
In addition, if a Registration Statement with respect to Shares distributable under this Plan is not in effect or if counsel for the Company deems it necessary or desirable in order to avoid possible violation of the Securities Act, the Company may require, as a condition to its issuance and delivery of certificate(s) for the Shares, the delivery to the Company of a commitment in writing by you that at the Grant Date and at the time of expiration of the Restriction Period it is your intention to acquire such Shares for your own account for investment only and not with a view to, or for resale in connection with, the distribution thereof other than in a transaction that does not require registration under the Securities Act (which may, but will not be required to, be conclusively determined for the purposes of this Agreement based upon written advice of counsel for the Company or the Director); that you understand the Shares distributable hereunder may be “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission; and that any resale, transfer or other disposition of the Shares will be accomplished only in compliance with Rule 144, the Securities Act, or other or subsequent applicable Rules and Regulations thereunder. In these circumstances (except as aforesaid), the Company may place on the certificate(s) an appropriate legend reflecting the aforesaid commitment and the Company may refuse to permit transfer of the certificate(s) until it has been furnished evidence satisfactory to it that no violation of the Securities Act or the Rules and Regulations thereunder would be involved in such transfer.
8. The Committee has conclusive authority, subject to the express provisions of the Plan as in effect from time to time and this Award to interpret this Award and the Plan, and to establish, amend and rescind rules and regulations for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Award in the manner and to the extent it deems expedient to carry the Plan into effect, and it is the sole and final judge of such expediency. The Board of Directors of the Company may from time to time grant to the Committee further powers and authority as the Board determines to be necessary or desirable. Notwithstanding any other provision of this Agreement to the contrary, no amendment, construction, establishment, rescission or correction of the type referenced above which is made or adopted following a Change in Control, and which amendment, construction, establishment or correction adversely affects your rights, will be effective without your express prior written consent.
9. Notwithstanding any other provision of this Award, the Units will be subject to all of the provisions of the Plan in force from time to time.

THE LUBRIZOL CORPORATION
By
J. L. Hambrick
President and CEO

THE LUBRIZOL CORPORATION	Page 16
2010 STOCK INCENTIVE PLAN
THE LUBRIZOL CORPORATION
2010 STOCK INCENTIVE PLAN
NONSTATUTORY STOCK OPTION AWARD AGREEMENT
     THIS STOCK OPTION AWARD AGREEMENT, dated this                      day of                                         , 2                    , (the “Grant Date”) by The Lubrizol Corporation (the “Company”) to                                          (the “Employee”), an employee of the Company and/or a Subsidiary (as defined in the Plan).
     The parties to this Agreement agree to the following terms and provisions:
1. The Company grants to you, under the provisions of Company’s 2010 Stock Incentive Plan, as amended (the “Plan”), the option of purchasing the number of Company Common Shares (“Shares”) indicated in Section 2, at the price and subject to the terms and conditions described in this Agreement. The option rights described in this Agreement will be called “Option Rights”. This Option award is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.
2.	The number of Shares you may purchase is .

3.	The option price is $ per Share.

4.	(a) Except as provided in Sections 4(b), 4(c), 4(d), 4(e), 4(f) and 8 hereof, you cannot exercise any of the Option Rights until you have remained continuously employed by the Company and/or any of its subsidiaries for one year after the Grant Date. After one year, you can exercise the Option Rights up to 50% of the Shares specified above. After two years you can exercise up to 75% of the Shares and after three years, you can exercise up to 100% of the Shares.
(b) If you separate from service from the Company or any of its subsidiaries on or after age 55, you, at any time within the period specified in Section 6, may exercise the Option Rights to the extent you were entitled to exercise them immediately prior to your separation from service, or if the Organization and Compensation Committee of the Board of Directors of Lubrizol (“Committee”), upon the recommendation of the Chief Executive Officer of Lubrizol, specifically approves, you may exercise the Option Rights up to 100% of the Shares.
(c) If you separate from service with Lubrizol or any of its subsidiaries for any reason other than for reasons specified in Section 4(b) or (d), then you, at any time within three months following your separation from service (but within the period specified in Section 6, may exercise the Option Rights to the extent you were entitled to exercise them immediately prior to your cessation of employment, or if the Committee, upon the recommendation of the Chief Executive Officer, specifically approves, you may exercise the Option Rights up to 100% of the Shares.
(d) If you die while employed by Lubrizol or any of its subsidiaries, then for 12 months following the date of death, (but within the period specified in Section 6, the executor or administrator of your estate or the person entitled by will or the applicable

THE LUBRIZOL CORPORATION	Page 17
2010 STOCK INCENTIVE PLAN
laws of descent and distribution may exercise the Option Rights up to of 100% of the Shares.
(e) If there is a Change in Control and you separate from service for Good Reason or you are separated from service by Lubrizol for other than Cause, as described in Section 12 of the Plan, notwithstanding anything in this award to the contrary, you, at any time within seven months following your termination (but within the period specified in Section 6), may exercise the Option Rights in each case up to 100% of the Shares.
(f) If you, after leaving the employ of the Company, die during one of the periods described in Section 4(b), (c) or (e), the executor or administrator of your estate, or the person entitled by will or the applicable laws of descent and distribution, may exercise the Option Rights held by you at the time of your death during the applicable period, as follows:
(i). If Section 4(b) was in effect, for one (1) year after your death;

(ii). If Section 4(c) was in effect, for three (3) months after your death;

(iii). If Section 4(e) was in effect, for one (1) year after your death;
provided that, the Option Rights may not be exercised after the period specified in Section 6.
5. The Option Rights are not transferable other than by will or by the laws of descent and distribution, and are exercisable during your lifetime only by you or your guardian or legal representative. In addition, except as otherwise provided by Sections 4(b), 4(c), 4(d), 4(e) and 8, the Option Rights can be exercised only if you remain continuously employed by Lubrizol or any of its subsidiaries from the Grant Date to the date of exercise.
6. Notwithstanding any other provision hereof, the Option Rights expire ten years after the Grant Date, or earlier as described in Sections 4(b), 4(c), 4(d), 4(e) or 8.
7. The number of Shares subject to this Award, as well as the Option Price per Share under this Award, at the time of any change in the Company’s capitalization, including stock splits, stock dividends, mergers, reorganizations, consolidations, recapitalizations or other changes in corporate structure, will be adjusted in the manner the Committee deems equitable; provided, however, that the number of Shares will always be a whole number.
8. If the Company liquidates or dissolves, the Company will give to you at least 30 days’ prior written notice, and you will have the right within the 30 day period (but within the period specified in Section 6 to exercise the Option Rights to the extent you otherwise are entitled to exercise the Option Rights. Any Option Rights which have not been exercised before the effective date of the liquidation or dissolution will terminate.
9.	(a) You may exercise the Option Rights by delivering to the Company at the office of its Vice President, Human Resources, a signed written notice of your election to exercise the Option Rights. You must include with the notice payment of the full purchase price of the Shares to be purchased, except as provided in Section 9(b). You

THE LUBRIZOL CORPORATION	Page 18
2010 STOCK INCENTIVE PLAN
must also pay, within the time period specified by the Company, the amount, if any, of the tax to be withheld for federal, state or local tax purposes on account of the exercise of the Option Rights. You may pay the purchase price in Company Common Shares or in any combination of cash and Company Common Shares. If you use Company Common Shares to pay the purchase price of Shares being purchased: (1) you may do so either by actually delivering the share certificates or by attesting as to the ownership of the Common Shares; and (2) you must have owned them at least for six months.
(b) You may elect to pay the purchase price upon the exercise of the Option Rights by authorizing a third party to sell all the Shares (or a sufficient portion of the Shares) acquired upon the exercise of the Options Rights and to remit to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any tax withholding resulting from the exercise.
(c) All elections must be made in writing and be submitted to the Company’s Vice President, Human Resources. All elections by officers are irrevocable and are subject to the approval of the Committee.
(d) The Company is authorized to withhold from any payment under this Award, withholding taxes due in respect of the payment hereunder, but in no event more than the statutory minimum for tax withholding, to the extent necessary to avoid adverse accounting treatment, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
(e) For purposes of determining the number of Company Common Shares that are to be used in payment of the purchase price or to be withheld to provide for the tax withholding pursuant to Section 9(a), Company Common Shares will be valued at the closing price of a Common Share on the New York Stock Exchange on the date you exercise the Option Rights. If the determination of the tax withholding would require the withholding of a fractional Share, the Company shall withhold the nearest whole number of Shares needed to pay the tax withholding, rounded up, and remit to you in cash the amount of the excess after the withholding taxes have been satisfied. Upon payment of any tax withholding, as described above, the Option Rights are considered to be exercised as of the date the Company received your notice of the election to exercise the Option Rights, or, if applicable, the date of the sale of Shares as described in Section 9(b). Upon the proper exercise of the Option Rights, the Company will issue and deliver to you, a certificate or certificates for the Shares purchased. You agree that, as a holder of the Option Rights, you have no rights as a shareholder with respect to any of the Shares as to which this Option applies unless you effectively exercise your Option Rights in accordance with the provisions in this Section 9.
10.	The Option Rights will not be exercisable if the exercise would violate:
(a) any applicable state securities law;
(b) any applicable registration or other requirements under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, or the listing requirements of any stock exchange; or

THE LUBRIZOL CORPORATION	Page 19
2010 STOCK INCENTIVE PLAN
(c) any similar legal requirement of any governmental authority regulating the issuance of shares by the Company.
In addition, if a Registration Statement for Shares under this Plan is not in effect or if the Company’s counsel considers it necessary or desirable in order to avoid possible violation of the Securities Act, the Company may require the delivery to the Company of your written commitment that: (1) it is your intention to acquire the Shares for your own account for investment purposes only and not with a view to resell the Shares other than in a transaction that does not require registration under the Securities Act; (2) you understand the Shares may be “restricted securities” as defined in Rule 144 under the Securities Act; and (3) that any resale, transfer or other disposition of the Shares will be accomplished only in compliance with Rule 144 under the Securities Act. In certain circumstances, the Company may place a legend on the Shares certificates reflecting the commitment described above, and the Company may refuse to permit transfer of the Share certificates until the Company has been furnished with evidence satisfactory to it that the transfer would not result in a violation of the Securities Act or the Rules and Regulations.
11. Notwithstanding any other provision of this Agreement, the Committee may cause any outstanding Award to be forfeited and may seek to recoup from you any economic gains pursuant to this Award if you engage in conduct that is not in good faith and that disrupts, damages, impairs or interferes with the business, reputation or employees of the Company or its Subsidiaries, including, but not limited to, conduct that leads to a restatement of the Company’s financial statements.
12. The Committee has conclusive authority, subject to the express provisions of the Plan as in effect from time to time and this award, to construe this award and the Plan, and to establish, amend and rescind rules and regulations for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this award in the manner and to the extent it considers expedient to carry the Plan into effect. The Board of Directors of the Company may from time to time grant to the Committee further powers and authority as the Board determines to be necessary or desirable. Notwithstanding any other provision of this award to the contrary, no amendment, construction, establishment, rescission or correction of the type referenced above which is made or adopted following a Change in Control, and which amendment, construction, establishment or correction adversely affects your rights, will be effective without your express prior written consent.
13. You must hold any Shares that are distributed to you upon the exercise of the Option under this Award, at least until you have met your Share ownership guideline.
14. Notwithstanding any other provision of this award, the Option Rights will be subject to all of the provisions of the Plan in force from time to time.

THE LUBRIZOL CORPORATION	Page 20
2010 STOCK INCENTIVE PLAN
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate as of the day and year first above written.

THE LUBRIZOL CORPORATION		EMPLOYEE

By
J. L. Hambrick
Chairman, President and CEO

THE LUBRIZOL CORPORATION	Page 21
2010 STOCK INCENTIVE PLAN
THE LUBRIZOL CORPORATION
2010 STOCK INCENTIVE PLAN
PERFORMANCE SHARE UNIT AWARD AGREEMENT
     THIS PERFORMANCE SHARE UNIT AWARD AGREEMENT, dated this                      day of                                          , 2                    , (the “Grant Date”) by The Lubrizol Corporation (the “Company”) to                                                              , an employee of the Company and/or a Subsidiary (as defined in the Plan).
     The following terms and provisions apply to this Performance Share Unit Award:
1. The Company hereby grants to you, under the provisions of Section 10 of the Company’s 2010 Stock Incentive Plan, as amended (the “Plan”), the number of Performance Share Units, in accordance with the three-year performance target approved by the Organization and Compensation Committee. The Performance Share Units granted hereunder are referred to herein as the “Units”.
2. Any Performance Share Units that are payable to you, will be paid to you in                      [cash, shares] between the January 1 and March 15 of the year following the end of the three-year cycle based on actual performance at the end of the performance period.
3. If there is a Change in Control, as defined in Section 12(b) of the Plan, the portion of this Award that may be paid to you will be based on performance as of the date of the Change in Control as determined by Exhibit A. Thereafter, (a) if you separate from service for Good Reason or if you are separated from service by Lubrizol for other than Cause (as defined in Section 12 of the Plan) prior to the end of the performance period, or (b) if you do not separate from service prior to the end of the performance period, you will receive payout of the portion of the Award determined by application of Exhibit A at the time specified in Section 2 of this Agreement.
4. If you separate from service due to retirement (either normal or early retirement) or die prior to the end of the performance period you or your beneficiary will receive a pro-rata number of Performance Share Units at the time specified in Section 2 of this Agreement based on actual performance at the end of the performance period and on the number of full months which have elapsed since the beginning of the performance period at the time or your separation from service or death. If the Company does not have a beneficiary election on file at the time of your death, the Performance Share Units will be issued to your spouse, or if your spouse is not living at the time of issuance, your children who are living, or if you have no living children at the time of issuance, your estate.
     If you separate from service (voluntarily or involuntarily) for any other reason prior to the end of the performance period you will forfeit any Performance Share Units under this Award, unless otherwise specifically approved by the Committee, upon the recommendation of the Chief Executive Officer, in which case, payment with respect to such Performance Share Units at the time specified in Section 2 of this Agreement.
     Notwithstanding the foregoing, if prior to separation from service due to retirement or death, you go on a company-approved long-term disability leave of absence prior to the end of

THE LUBRIZOL CORPORATION	Page 22
2010 STOCK INCENTIVE PLAN
the performance period you will receive a pro-rata number of Shares at the time specified in Section 2 of this Agreement, based on actual performance at the end of the performance period and on the number of full months that you were considered an active employee during the three-year performance cycle.
5. The Award is not transferable by you during your life.
6. Prior to the issuance of Performance Share Units to you, you will not be a shareholder of the Company and you will have no rights under the Award as a shareholder of the Company. No dividends or other amount will be allocated or paid to you with respect to the Award.
7. The number of Performance Share Units subject to this Award outstanding at the time of any change in the Company’s capitalization, including stock splits, stock dividends, mergers, reorganizations, consolidations, recapitalizations or other changes in corporate structure, will be adjusted in the manner the Committee deems equitable; provided, however, that the number of Shares will always be a whole number.
8. Performance Share Units will not be distributed as Shares under this Award if the issuance of the Performance Share Units would violate:
(a)	any applicable state securities law;

(b)	any applicable registration or other requirements under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, or the listing requirements of any stock exchange on which the Company’s common shares are listed; or

(c)	any similar legal requirement of any governmental authority regulating the issuance of shares by the Company.
Further, if a Registration Statement with respect to the Performance Share Units to be issued is not in effect or if counsel for the Company deems it necessary or desirable in order to avoid possible violation of the Securities Act, the Company may require, as a condition to its issuance and delivery of certificates for the Shares, that you deliver to the Company a statement in writing that you understand the Shares may be “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission and that any resale, transfer or other disposition of the Shares will be accomplished only in compliance with Rule 144, the Securities Act, or other or subsequent applicable Rules and Regulations thereunder. Further still, the Company may place on the certificates evidencing the Shares an appropriate legend under Rule 144.
9.	(a) When the Common Shares are distributable to you may be subject to income and other taxes on the value of the Shares on the date of distribution. The Company is authorized to withhold from any payment under this Award, withholding taxes due in respect of the payment hereunder, but in no event more than the statutory minimum for tax withholding, to the extent required to avoid adverse accounting treatment, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes

THE LUBRIZOL CORPORATION	Page 23
2010 STOCK INCENTIVE PLAN
(b)	For purposes of determining the number of Common Shares that are to be withheld to provide for the tax withholding pursuant to Section 8(a), Common Shares will be valued at the closing price of a Common Share on the New York Stock Exchange on the date Shares are distributable to you. If the determination of the tax withholding requires the withholding of a fractional Share, the Company shall withhold the nearest whole number of Shares needed to pay the tax withholding, rounded up, and remit to you in cash the amount of the excess after the withholding taxes have been satisfied.
10. Notwithstanding any other provision of this Agreement, the Committee may cause any outstanding Award to be forfeited and may seek to recoup from you any economic gains pursuant to this Award if you engage in conduct that is not in good faith and that disrupts, damages, impairs or interferes with the business, reputation or employees of the Company or its Subsidiaries, including but not limited to, conduct that leads to a restatement of the Company’s financial statements.
11. Prior to the distribution of Shares the Committee has the right in its sole discretion to reduce the amount of this Award.
12. The Committee has conclusive authority, subject to the express provisions of the Plan, as in effect from time to time, and this Award, to interpret this Award and the Plan, and to establish, amend and rescind rules and regulations for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Award in the manner and to the extent it deems expedient to carry the Plan into effect, and it is the sole and final judge of such expediency. The Board of Directors of the Company may from time to time grant to the Committee such further powers and authority as the Board determines to be necessary or desirable.
13. You must hold any Shares that are distributed to you under this Award at least until you have met your Share ownership guideline.
14. Notwithstanding any other provision of this Award, your Award will be subject to all of the provisions of the Plan in force from time to time.

THE LUBRIZOL CORPORATION	EMPLOYEE

By

James L. Hambrick
Chairman, President and CEO

THE LUBRIZOL CORPORATION	Page 24
2010 STOCK INCENTIVE PLAN
EXHIBIT A
Determination of Number of Service-Based Share Units
Upon a Change in Control Under Section 3
     Pursuant to the terms of Section 3, upon a Change in Control the portion of a performance-based Award that may be paid to you will be determined as follows:
1. Zero if 12 months has not elapsed since the beginning of the performance period.
2. If more than 12 months has elapsed since the beginning of the performance period:
(a) Determine the measurement growth rate for each full year that has elapsed in the 3-year period as of the date of the Change in Control,
(b) The 3-year cumulative measurement growth will be imputed as either the 1-year measurement growth (if the Change in Controls occurs during the second year) or the 2-year cumulative measurement growth (if the Change in Control occurs during the third year).
(c) The portion of this Award that may be paid to you is the number of Units that would have been payable had the 3-year performance been as determined in (b) above.

THE LUBRIZOL CORPORATION	Page 25
2010 STOCK INCENTIVE PLAN
THE LUBRIZOL CORPORATION
2010 STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
THIS RESTRICTED STOCK AWARD AGREEMENT, dated this                      day of                      , 2                      , (being the date this restricted stock award is granted (the “Grant Date”)) by The Lubrizol Corporation (hereinafter called the “Company”) to                                                              (hereinafter called the “Employee”), an employee of the Company and/or a Subsidiary (as defined in the Plan).
W I T N E S S E T H:
That the parties hereto have agreed and do hereby agree as follows:
Section 1. The Company hereby grants to the Employee, under the provisions of the Company’s 2010 Stock Incentive Plan, as amended (the “Plan”), the number of Company Common Shares, without par value, set forth below, subject to the restrictions, terms and conditions as hereinafter set forth. The Company Common Shares granted hereunder are referred to herein as the “Shares”.
Section 2. The aggregate number of Shares granted hereunder is                      .
Section 3. A certificate or certificates evidencing the Shares will be issued by the Company in the name of the Employee upon acceptance hereof by the Employee, but in no event beyond the end of the year of grant. Each certificate evidencing the Shares shall bear the following legend, and any other legend deemed necessary or desirable by the Company in order to comply with the applicable laws or to ensure the enforceability of the provisions of the Plan or this Agreement:
The sale or other transfer of the common shares represented by this certificate is subject to certain restrictions set forth in the Award Agreement between (the registered owner) and The Lubrizol Corporation dated under The Lubrizol Corporation 2010 Stock Incentive Plan. A copy of the Plan and Award Agreement may be obtained from the Secretary of The Lubrizol Corporation.
Section 4.
          (a) Except as otherwise provided in Section 8 hereof, until the expiration of the Restriction Period (as hereinafter defined), the certificate or certificates representing the Shares will be held on behalf of the Employee by the Vice President — Human Resources of the Company, or his/her designee, and the Employee may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of the Shares. For purposes of this Agreement, Restriction Period shall mean the period beginning on the Grant Date and ending as set forth below:

THE LUBRIZOL CORPORATION	Page 26
2010 STOCK INCENTIVE PLAN

SHARES	RESTRICTION PERIOD

          (b) In the event of termination of the Employee’s employment with the Company and/or a Subsidiary for any reason prior to the expiration of the Restriction Period for any Shares, the Employee will forfeit to the Company all Shares for which the Restriction Period has not expired, provided that in the event of the Employee’s retirement, permanent disability, death, or in cases of special circumstances, the Committee (as defined in the Plan) may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, determine that the Restriction Period for any or all of the Shares is deemed to have expired and new certificates will be issued in accordance with Section 6.
Section 5. Notwithstanding the provisions of Section 4, upon a Change in Control (as defined in Section 12(b) of the Plan, if you separate from service for Good Reason or if you are separated from service by Lubrizol for other than Cause, as described in Section 12 of the Plan, the Restriction Period will be deemed to have expired with respect to all Shares and the Shares will not be subject to forfeiture.
Section 6. Within 60 days after the expiration of the Restriction Period with respect to any Shares without forfeiture of the Shares by the Employee and the satisfaction of the withholding obligations set forth in Section 7 of this Agreement, the Company will cause a new certificate or certificates to be issued without legend in the name of the Employee in exchange for the certificate evidencing the Shares.
Section 7. Upon (or immediately prior to) the expiration of the Restriction Period with respect to any Shares, the Employee agrees to pay the amount, if any, required to be withheld for federal, state or local tax purposes on account of the lapse of restrictions of the Shares. The Company is authorized to withhold from any payment under this Award, withholding taxes due in respect of the payment hereunder, but in no event more than the statutory minimum for tax withholding, to the extent required to avoid adverse accounting treatment, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. For purposes of determining the number of Shares that are to be withheld to provide for the tax withholding, Shares will be valued at the closing price of Shares on the New York Stock Exchange on the date of the expiration of the Restriction Period.
Section 8. The number of Shares subject to this Award at the time of any change in the Company’s capitalization, including stock splits, stock dividends, mergers, reorganizations, consolidations, recapitalizations or other changes in corporate structure, will be adjusted in the manner the Committee deems equitable; provided, however, that the number of Shares will always be a whole number.
Section 9. The Restriction Period with respect to the Shares will not expire if the lapse of restrictions would violate:

THE LUBRIZOL CORPORATION	Page 27
2010 STOCK INCENTIVE PLAN
(a)	any applicable state securities law;

(b)	any applicable registration or other requirements under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, or the listing requirements of any stock exchange; or

(c)	any similar legal requirement of any governmental authority regulating the issuance of shares by the Company.
Furthermore, if a Registration Statement with respect to the Shares is not in effect or if counsel for the Company deems it necessary or desirable in order to avoid possible violation of the Securities Act, the Company may require, as a condition to its issuance and delivery of certificates for the Shares, the delivery to the Company of a commitment in writing by the Employee that at the Grant Date and at the time of expiration of the Restriction Period it is the Participant’s intention to acquire such Shares for his or her own account for investment only and not with a view to, or for resale in connection with, the distribution thereof other than in a transaction that does not require registration under the Securities Act (which may, but will not be required to, be conclusively determined for the purposes of this Agreement based upon written advice of counsel for the Company or the Employee); that the Participant understands the Shares may be “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission; and that any resale, transfer or other disposition of said Shares will be accomplished only in compliance with Rule 144, the Securities Act, or other or subsequent applicable Rules and Regulations thereunder. In these circumstances (except as aforesaid), the Company may place on the certificates evidencing such Shares an appropriate legend reflecting the aforesaid commitment and the Company may refuse to permit transfer of such certificates until it has been furnished evidence satisfactory to it that no violation of the Securities Act or the Rules and Regulations thereunder would be involved in such transfer.
Section 10. Notwithstanding any other provision of this Agreement, the Committee may cause any outstanding Award to be forfeited and may seek to recoup from you any economic gains pursuant to this Award if you engage in conduct that is not in good faith and that disrupts, damages, impairs or interferes with the business, reputation or employees of the Company or its Subsidiaries, including, but not limited to, conduct that leads to a restatement of the Company’s financial statements.
Section 11. The Committee has conclusive authority, subject to the express provisions of the Plan as in effect from time to time and this Agreement, to construe this Agreement and the Plan, and to establish, amend and rescind rules and regulations for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and it will be the sole and final judge of such expediency. The Board of Directors of the Company may from time to time grant to the Committee further powers and authority as the Board determines to be necessary or desirable. Notwithstanding any other provision of this Agreement to the contrary, no amendment, construction, establishment, rescission or correction of the type referenced above which is made or adopted following a Change in Control, and which amendment, construction, establishment or correction adversely affects the rights of the Employee hereunder, will be effective without the express prior written consent of the Employee.

THE LUBRIZOL CORPORATION 2010 STOCK INCENTIVE PLAN	Page 28
Section 12. Notwithstanding any other provision of this Agreement, the Shares will be subject to all of the provisions of the Plan in force from time to time.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate as of the day and year first above written.

THE LUBRIZOL CORPORATION		EMPLOYEE

By
J. L. Hambrick
Chairman, President and CEO